Exhibit 99.1

Noranda Reports Third Quarter 2011 Results

  Diluted EPS for third quarter 2011 remained consistent with third quarter 2010 at $0.45
  Excluding special items, diluted EPS was $0.21, compared to $0.16 in third quarter 2010
  Total segment profit was $60.2 million, up 55% over third quarter 2010
  Integrated primary aluminum net cash cost increased to $0.81 per pound, 5% higher than third quarter 2010
  Operating activities generated $33.7 million of cash flow
  Adjusted EBITDA was $54.0 million, 64% higher than third quarter 2010
  Initiated a $0.03 per common share regular quarterly cash dividend
  Announced a $1.00 per common share supplemental cash dividend

FRANKLIN, Tenn.--(BUSINESS WIRE)--November 2, 2011--Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for the third quarter and first nine months of 2011.

“Noranda’s third quarter results continued our trend of solid performance, despite uncertainty in global economic activity and lower aluminum prices,” said Layle K. (Kip) Smith, Noranda’s President and Chief Executive Officer. “Our ability to improve our results against this challenging backdrop underscores our ability to create value across the commodity cycle through our strategy of integration, cost independence from the LME and our focus on productivity and growth.”

Noranda reported third quarter 2011 net income of $30.8 million ($0.45 per diluted share), compared to net income of $25.2 million ($0.45 per diluted share) for third quarter 2010. Excluding special items, Noranda reported third quarter 2011 net income of $14.5 million ($0.21 per diluted share), a 65% increase compared to third quarter 2010 of $8.8 million ($0.16 per diluted share). Total weighted-average common diluted shares outstanding were 56.30 million for the third quarter 2010, compared to 68.49 million in third quarter 2011.

Noranda reported first nine months of 2011 net income of $116.5 million ($1.71 per diluted share), compared to net income of $32.0 million ($0.64 per diluted share) for the first nine months of 2010. Excluding special items, Noranda reported first nine months of 2011 net income of $69.5 million ($1.02 per diluted share), a 220% increase compared to $21.7 million ($0.43 per diluted share) for the first nine months of 2010.

Special items during the third quarter and first nine months of 2010 and 2011 are outlined below (in millions):

	Three months ended September 30,			Nine months ended September 30,
	2010	2011		2010	2011
	$	$		$	$
	Increase (decrease) to net income			Increase (decrease) to net income
Pre-tax impact of special items:
Release of indemnification receivable related to uncertain tax positions(1)	—	(3.4)		—	(3.4)
Restructuring	—	—		(7.6)	—
Gain on debt repurchase	3.5	—		0.9	—
Management agreement termination	—	—		(12.5)	—
Modification of stock options	—	—		(3.2)	—
Transaction related legal costs	—	—		(5.5)	—
Gain on hedging activities	21.7	19.5		44.0	65.6
Total pre-tax impact of special items	25.2	16.1		16.1	62.2
Income tax impact of special items	8.8	(0.2	)(2)	5.8	15.2	(2)
After-tax impact of special items	16.4	16.3		10.3	47.0

(1)  In third quarter 2011, the Company expensed $3.4 million of an indemnification receivable from Xstrata through selling, general and administrative expenses because statutes to examine certain income tax returns expired. Net income was not impacted by the release of this indemnification receivable as a corresponding tax benefit of $3.4 million was recorded.

(2)  The income tax impact of special items includes a $5.4 million and $5.3 million income tax benefit related to the release of a portion of the company's reserve for uncertain tax positions, for the three and nine months ended September 30, 2011, respectively.

Third Quarter 2011 Results

Sales for third quarter 2011 were $400.4 million, compared to $426.3 million in second quarter 2011 and $314.2 million in third quarter 2010.

  Compared to second quarter 2011, lower third quarter 2011 sales were the result of lower realized prices for aluminum due to a decline in the London Metal Exchange “LME” aluminum price as well as modest reduction in flat-rolled shipments.
  Compared to third quarter 2010, third quarter 2011 sales growth was primarily the result of an increase in the LME and higher third-party shipment volumes in bauxite and primary aluminum segments.

Total third quarter segment profit was $60.2 million, compared to $88.5 million in second quarter 2011, and $38.8 million in third quarter 2010.

  Segment profit in comparison to second quarter 2011 reflects the aforementioned decline in the LME price of aluminum, as well as the full quarter effects of peak power rates. Sequential quarter results were also affected by higher input costs such as carbon-based products, energy, and chemical products.
  Third quarter 2011 segment profit in comparison to third quarter 2010 reflects the benefit of higher LME aluminum prices, as well as the impact of the Company’s CORE productivity improvement and cost reduction initiatives. These favorable factors were partially offset by the impact of higher input costs such as carbon-based products, energy, and chemical products, as integrated net cash cost for primary aluminum increased from $0.77 per pound in third quarter 2010 to $0.81 per pound in third quarter 2011.
  The Company’s third quarter 2011 results reflect approximately $14.1 million in cost and capital expenditure savings pursuant to its CORE program. For the first nine months of 2011, the Company achieved $51.7 million total CORE program savings towards its three year $140.0 million program goal (2011 through 2013.)

	Three months ended			Nine months ended
	September 30, 2010	June 30, 2011	September 30, 2011	September 30,
				2010	2011
Key primary aluminum products segment metrics:
Average realized Midwest transaction price (per pound)	$0.99	$1.26	$1.18	$1.02	$1.21
Integrated net cash cost for primary aluminum products (per pound shipped)	$0.77	$0.70	$0.81	$0.72	$0.72
Total primary aluminum shipments (pounds, in millions)	140.7	144.0	148.6	408.0	435.6
Segment profit (loss) (in millions):
Primary aluminum products	$12.5	$48.0	$21.8	$70.1	$117.6
Alumina refining	10.1	27.6	23.4	35.9	73.9
Bauxite	7.7	6.0	6.8	20.0	19.2
Flat rolled products	14.4	16.2	12.1	40.2	41.8
Corporate	(5.8)	(7.2)	(8.0)	(19.5)	(21.8)
Intersegment profit eliminations	(0.1)	(2.1)	4.1	(2.5)	0.1
Total	$38.8	$88.5	$60.2	$144.2	$230.8

Primary aluminum products. Segment profit in third quarter 2011 was $21.8 million, compared to $48.0 million in second quarter 2011 and $12.5 million in third quarter 2010.

Compared to second quarter 2011, third quarter 2011 primary aluminum results reflect a 6% decrease in average revenue per pound and an 11% increase in cost per pound.

  The decrease in revenue per pound was driven by a lower realized Midwest Transaction Price (“MWTP”). As the majority of the Company’s primary aluminum shipments are sold based on the prior month’s MWTP, the Company expects to see the full impact of the lower pricing during fourth quarter.
  Integrated net cash cost of primary aluminum increased from $0.70 per pound to $0.81 per pound. Consistent with previous years, third quarter 2011 primary aluminum segment results reflect three months of seasonal peak power rates, or approximately $0.10 per pound, at the New Madrid, Missouri smelter. Second quarter 2011 results reflect only one month of seasonal peak power rates. There are no peak power surcharges in the first or fourth quarters.

Primary aluminum segment profit in third quarter 2011 compared to third quarter 2010 was favorably impacted by increased realized prices and higher sales volume, partially offset by increased raw materials inputs costs.

Alumina refining. Segment profit in third quarter 2011 was $23.4 million, compared to $27.6 million in second quarter 2011 and $10.1 million in third quarter 2010. Compared to second quarter 2011, third quarter 2011 alumina segment profit results reflect the unfavorable effect to revenue arising from the LME-indexed nature of alumina pricing, as well as the effects of increased costs for bauxite and chemical products. Compared to third quarter 2010, third quarter 2011 alumina segment profit reflected a $9.8 million favorable impact to revenue from LME-indexed smelter grade alumina sales. Third quarter 2011 segment profit was also favorably impacted by CORE savings, which were partially offset by the effects of increased costs of bauxite, natural gas and chemical products.

Bauxite. Segment profit in third quarter 2011 was $6.8 million, compared to $6.0 million in second quarter 2011 and $7.7 million in third quarter 2010. Compared to second quarter 2011, third quarter 2011 segment profit reflected an improvement in bauxite prices and an increase in internal shipments. Compared to third quarter 2010, third quarter 2011 segment profit reflected the favorable effects of higher volumes and higher bauxite pricing, offset by the continued increase in fuel and demurrage costs.

Flat rolled products. Segment profit in third quarter 2011 was $12.1 million, compared to $16.2 million in second quarter 2011, and $14.4 million in third quarter 2010. Compared to second quarter 2011, third quarter 2011 flat rolled products results reflected a 5 million pound decrease in volume due to product mix and production capacity constraints. Compared to second quarter 2011, third quarter 2011 segment profit also reflected an unfavorable $2.4 million metal margin swing, due to rapidly declining LME prices. The Company expects metal margin swings to approximately offset one another across the commodity cycle.

Cash Dividend

On November 1, 2011, the Board of Directors initiated a regular quarterly cash dividend of $0.03 per share on the Company’s outstanding shares of common stock. In addition, the Board of Directors declared a supplemental cash dividend of $1.00 per share on the Company’s outstanding common stock. The regular and supplemental dividends will be paid on November 22, 2011 to shareholders of record as of November 14, 2011.

Cash payments related to the regular and supplemental dividends will total approximately $71.0 million in aggregate.

Liquidity

At September 30, 2011, the Company had $103.9 million of cash and cash equivalents and $213.3 million of available borrowing capacity under its revolving credit facility.

Operating activities generated $33.7 million of cash in the third quarter 2011, compared to $55.5 million in second quarter 2011, and $30.9 million in third quarter 2010.

  In third quarter 2011, the Company reported $54.0 million of Adjusted EBITDA, which consists of $60.2 million of total segment profit less $6.2 million of cash payments on natural gas hedges.
  During third quarter 2011, the Company made $13.3 million of pension funding, interest and other payments, $17.5 million of tax payments and generated $10.5 million from operating working capital.

Third quarter 2011 capital expenditures totaled $14.8 million.

The Company’s net debt (defined as debt less cash) to book equity ratio was 0.9 to 1 at September 30, 2011, and its net debt to trailing twelve month Adjusted EBITDA ratio was 1.2 to 1. Adjusted for the regular quarterly cash dividend and the supplemental cash dividend at September 30, 2011, the Company’s net debt to book equity ratio was 1.4 to 1 and its net debt to trailing twelve month adjusted EBITDA ratio was 1.4 to 1.

Capital Investment Projects

The Company announced that it has initiated at a projected cost of $2.4 million the engineering phase of two new capital projects to support both growth and productivity:

  A $40 million project in the primary aluminum products segment to define and build a new state of the art value added rod mill, which the Company expects will increase its annual rod capacity and improve energy utilization. This project will require Board ratification following engineering test results.
  A $35 million project to define and build new recycling and re-melt facilities at Huntingdon, TN. The Company expects this project to increase re-melt capacity and enhance the Company’s ability to participate in the recycled products space, a growing customer demand. This project will require Board ratification following engineering test results.

During second quarter 2010, the Company announced that it had initiated steps to complete a $38.0 million capital project at the Company’s New Madrid smelter facility. The Company expects the project to increase the smelter’s annual metal production by approximately 35 million pounds. Capital spending will be spread primarily over 2011, 2012, and 2013 with the expectation that additional capacity will be on-line during 2013. During the nine months ended September 30, 2011, the Company invested approximately $1.4 million toward the expansion project, for a total of $4.5 million invested to date.

Outlook

Within the recent environment of global economic uncertainty, the Company has observed that demand patterns remain stable across the integrated business and the rate of raw material input costs inflation has slowed.

For fourth quarter 2011, the Company expects to experience seasonal demand patterns comparable to those seen in fourth quarter 2010 for value-added primary aluminum products such as billet and rod, and for flat rolled products. Despite this seasonal decline in value-added products demand, the Company expects primary aluminum segment total volume for 2011 as a whole to be at or near capacity.

Contract renewal and production planning processes for 2012 are ongoing. While the Company’s customers remain cautious in their 2012 forecasts, preliminary indications are that North American consumption conditions are stable. As such, the Company expects 2012 demand to be similar to 2011 levels in key product groups such as value-added primary aluminum, flat rolled products, alumina, and bauxite.

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
	$	$	$	$
Statements of operations data (unaudited, in millions):
Sales	314.2	400.4	950.6	1,221.3
Operating costs and expenses:
Cost of sales	274.2	350.4	830.1	1,031.8
Selling, general and administrative expenses	19.9	26.8	92.0	72.3
Total operating costs and expenses	294.1	377.2	922.1	1,104.1
Operating income	20.1	23.2	28.5	117.2
Other (income) expense:
Interest expense, net	7.2	5.2	25.0	16.4
Gain on hedging activities, net	(21.7)	(19.5)	(44.0)	(65.6)
Gain on debt repurchase	(3.5)	—	(0.9)	—
Total other income	(18.0)	(14.3)	(19.9)	(49.2)
Income before income taxes	38.1	37.5	48.4	166.4
Income tax expense	12.9	6.7	16.4	49.9
Net income	25.2	30.8	32.0	116.5
Net income per common share:
Basic	0.46	0.46	0.65	1.74
Diluted	0.45	0.45	0.64	1.71
Weighted-average common shares outstanding (in millions):
Basic	55.28	67.23	49.42	67.00
Diluted	56.30	68.49	50.31	68.32
Sales by segment (in millions):
Bauxite	35.5	40.9	90.7	115.4
Alumina refining	87.6	104.1	275.1	317.2
Primary aluminum products	149.1	187.7	444.2	561.1
Flat rolled products	133.7	163.2	400.3	488.3
Eliminations	(91.7)	(95.5)	(259.7)	(260.7)
Total	314.2	400.4	950.6	1,221.3
Segment profit (loss) (in millions):
Bauxite	7.7	6.8	20.0	19.2
Alumina refining	10.1	23.4	35.9	73.9
Primary aluminum products	12.5	21.8	70.1	117.6
Flat rolled products	14.4	12.1	40.2	41.8
Corporate	(5.8)	(8.0)	(19.5)	(21.8)
Eliminations	(0.1)	4.1	(2.5)	0.1
Total	38.8	60.2	144.2	230.8
Financial and other data:
Average realized Midwest transaction price (per pound)(1)	0.99	1.18	1.02	1.21
Integrated net cash cost for primary aluminum products (per pound shipped)(2)	0.77	0.81	0.72	0.72
Third party shipments:
Bauxite (kMts)	570.5	619.9	1,392.7	1,853.9
Alumina refining (kMts)	164.7	160.2	507.3	482.2
Primary aluminum products (pounds, in millions)	102.3	123.8	310.5	383.0
Flat rolled products (pounds, in millions)	92.0	94.9	267.7	286.3
Intersegment shipments:
Bauxite (kMts)	665.8	749.3	1,920.1	2,018.3
Alumina refining (kMts)	124.8	123.9	354.0	380.9
Primary aluminum products (pounds, in millions)	38.4	24.8	97.5	52.6

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	December 31, 2010	September 30, 2011
	$	$
ASSETS
Current assets:
Cash and cash equivalents	33.8	103.9
Accounts receivable, net	131.6	140.0
Inventories, net	201.1	203.9
Prepaid expenses	12.9	14.5
Other current assets	19.2	36.8
Total current assets	398.6	499.1
Property, plant and equipment, net	719.9	696.5
Goodwill	137.6	137.6
Other intangible assets, net	73.0	68.6
Other assets	85.6	83.9
Total assets	1,414.7	1,485.7

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	95.7	128.7
Accrued liabilities	54.9	64.9
Taxes payable	4.8	2.3
Derivative liabilities, net	23.2	33.5
Deferred tax liabilities	48.5	49.2
Total current liabilities	227.1	278.6
Long-term debt	419.7	428.5
Long-term derivative liabilities, net	18.4	6.1
Pension and other post-retirement liabilities	116.0	110.0
Other long-term liabilities	57.9	49.2
Long-term deferred tax liabilities	277.9	245.5
Common stock subject to redemption (0.2 shares at December 31, 2010 and September 30, 2011)	2.0	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at December 31, 2010 and September 30, 2011)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 66.81 shares issued and outstanding at December 31, 2010, 67.23 shares issued and outstanding at September 30, 2011, including 0.2 shares subject to redemption at December 31, 2010 and September 30, 2011)	0.7	0.7
Capital in excess of par value	227.7	232.9
Retained earnings (accumulated deficit)	(8.2)	108.3
Accumulated other comprehensive income	69.5	17.9
Total shareholders’ equity	289.7	359.8
Non-controlling interest	6.0	6.0
Total equity	295.7	365.8
Total liabilities and equity	1,414.7	1,485.7

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
	$	$	$	$
OPERATING ACTIVITIES
Net income	25.2	30.8	32.0	116.5
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	24.9	25.0	76.1	73.1
Non-cash interest expense	1.1	0.7	14.3	11.0
Last in, first out and lower of cost or market inventory adjustments	(11.0)	(1.9)	(0.3)	17.3
Loss on disposal of assets	1.5	0.3	3.4	1.8
Gain on hedging activities, net of cash settlements	(27.8)	(25.1)	(32.3)	(83.1)
Settlements from hedge terminations, net	—	—	164.6	—
Gain on debt repurchase	(3.5)	—	(0.9)	—
Deferred income taxes	10.0	(7.7)	7.4	(2.3)
Excess tax benefit related to share-based payment arrangements	—	—	—	(0.7)
Stock compensation expense	0.2	0.9	4.2	4.4
Changes in other assets	(1.0)	1.2	(8.7)	(5.7)
Changes in pension, other post-retirement liabilities and other long-term liabilities	8.4	(11.6)	12.7	(13.9)
Changes in current operating assets and liabilities:
Accounts receivable, net	3.4	9.6	(29.0)	(8.4)
Inventories, net	1.3	6.4	(13.2)	(22.2)
Taxes receivable and taxes payable	3.3	5.3	(5.1)	(1.8)
Other current assets	1.3	(1.9)	18.1	(20.0)
Accounts payable	(10.4)	(5.5)	9.3	34.9
Accrued liabilities	4.0	7.2	(2.7)	9.4
Cash provided by operating activities	30.9	33.7	249.9	110.3
INVESTING ACTIVITIES
Capital expenditures	(12.5)	(14.8)	(40.3)	(44.1)
Proceeds from sale of property, plant and equipment	—	0.2	0.2	2.6
Cash used in investing activities	(12.5)	(14.6)	(40.1)	(41.5)
FINANCING ACTIVITIES
Proceeds from issuance of common shares	—	—	82.9	0.6
Repayments on revolving credit facility	—	—	(215.9)	—
Repayment of long-term debt	(17.1)	—	(211.0)	—
Excess tax benefit related to share-based payment arrangements	—	—	—	0.7
Cash provided by (used in) financing activities	(17.1)	—	(344.0)	1.3
Change in cash and cash equivalents	1.3	19.1	(134.2)	70.1
Cash and cash equivalents, beginning of period	31.7	84.8	167.2	33.8
Cash and cash equivalents, end of period	33.0	103.9	33.0	103.9

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended September 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	17.6	52.2	110.8	133.6	—	—	314.2
Intersegment	17.9	35.4	38.3	0.1	—	(91.7)	—
Total sales	35.5	87.6	149.1	133.7	—	(91.7)	314.2
Segment profit (loss)	7.7	10.1	12.5	14.4	(5.8)	(0.1)	38.8
Depreciation and amortization	2.5	5.0	12.0	5.1	0.3	—	24.9
Capital expenditures	2.5	2.3	4.7	2.3	0.7	—	12.5

	Three months ended September 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	7.7	10.1	12.5	14.4	(5.8)	(0.1)	38.8
Depreciation and amortization	(2.5)	(5.0)	(12.0)	(5.1)	(0.3)	—	(24.9)
Last in, first out and lower of cost or market inventory adjustments	—	—	6.3	4.8	—	(0.1)	11.0
Loss on disposal of assets	—	—	(1.3)	(0.1)	(0.1)	—	(1.5)
Non-cash pension, accretion and stock compensation	(0.1)	(0.1)	(0.8)	(0.6)	(0.4)	—	(2.0)
Restructuring, relocation and severance	(0.1)	—	—	—	(0.6)	—	(0.7)
Consulting and sponsor fees	—	—	—	—	(0.2)	—	(0.2)
Cash settlements on hedging transactions	—	—	0.1	(0.6)	—	—	(0.5)
Other, net	0.1	(0.2)	(0.2)	0.1	0.2	0.1	0.1
Operating income (loss)	5.1	4.8	4.6	12.9	(7.2)	(0.1)	20.1
Interest expense, net							7.2
Gain on hedging activities, net							(21.7)
Gain on debt repurchase							(3.5)
Total other income							(18.0)
Income before income taxes							38.1

	Three months ended September 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	17.4	60.6	159.2	163.2	—	—	400.4
Intersegment	23.5	43.5	28.5	—	—	(95.5)	—
Total sales	40.9	104.1	187.7	163.2	—	(95.5)	400.4
Segment profit (loss)	6.8	23.4	21.8	12.1	(8.0)	4.1	60.2
Depreciation and amortization	3.2	5.3	11.5	4.7	0.3	—	25.0
Capital expenditures	1.3	4.1	6.5	2.7	0.2	—	14.8

	Three months ended September 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	6.8	23.4	21.8	12.1	(8.0)	4.1	60.2
Depreciation and amortization	(3.2)	(5.3)	(11.5)	(4.7)	(0.3)	—	(25.0)
Last in, first out and lower of cost or market inventory adjustments	—	—	(2.0)	0.7	—	3.2	1.9
Gain (loss) on disposal of assets	—	—	(0.4)	0.1	—	—	(0.3)
Non-cash pension, accretion and stock compensation	(0.1)	(0.1)	(0.8)	(0.6)	(1.0)	—	(2.6)
Restructuring, relocation and severance	—	—	(0.6)	(0.1)	(0.5)	—	(1.2)
Consulting and sponsor fees	—	—	—	—	(1.4)	—	(1.4)
Cash settlements on hedging transactions	—	—	0.3	—	—	—	0.3
Other, net	0.1	(0.1)	0.1	—	(3.5)	(5.3)	(8.7)
Operating income (loss)	3.6	17.9	6.9	7.5	(14.7)	2.0	23.2
Interest expense, net							5.2
Gain on hedging activities, net							(19.5)
Total other income							(14.3)
Income before income taxes							37.5

	Nine months ended September 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	42.7	161.9	345.8	400.2	—	—	950.6
Intersegment	48.0	113.2	98.4	0.1	—	(259.7)	—
Total sales	90.7	275.1	444.2	400.3	—	(259.7)	950.6
Segment profit (loss)	20.0	35.9	70.1	40.2	(19.5)	(2.5)	144.2
Depreciation and amortization	8.1	15.4	36.4	15.5	0.7	—	76.1
Capital expenditures	5.4	6.5	20.0	6.8	1.6	—	40.3

	Nine months ended September 30, 2010
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	20.0	35.9	70.1	40.2	(19.5)	(2.5)	144.2
Depreciation and amortization	(8.1)	(15.4)	(36.4)	(15.5)	(0.7)	—	(76.1)
Last in, first out and lower of cost or market inventory adjustments	—	—	(0.3)	0.8	—	(0.2)	0.3
Loss on disposal of assets	—	—	(2.8)	(0.5)	(0.1)	—	(3.4)
Non-cash pension, accretion and stock compensation	(0.5)	(0.9)	(2.6)	(1.8)	(5.6)	—	(11.4)
Restructuring, relocation and severance	(3.2)	(1.6)	(1.9)	(1.4)	(0.9)	—	(9.0)
Consulting and sponsor fees	—	—	—	—	(18.9)	—	(18.9)
Cash settlements on hedging transactions	—	—	0.2	(0.9)	—	—	(0.7)
Other, net	0.1	1.9	(0.2)	(0.1)	—	1.8	3.5
Operating income (loss)	8.3	19.9	26.1	20.8	(45.7)	(0.9)	28.5
Interest expense, net							25.0
Gain on hedging activities, net							(44.0)
Gain on debt repurchase							(0.9)
Total other income							(19.9)
Income before income taxes							48.4

	Nine months ended September 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	52.0	182.2	498.8	488.3	—	—	1,221.3
Intersegment	63.4	135.0	62.3	—	—	(260.7)	—
Total sales	115.4	317.2	561.1	488.3	—	(260.7)	1,221.3
Segment profit (loss)	19.2	73.9	117.6	41.8	(21.8)	0.1	230.8
Depreciation and amortization	7.6	15.7	34.8	14.1	0.9	—	73.1
Capital expenditures	6.7	9.4	18.7	8.4	0.9	—	44.1

	Nine months ended September 30, 2011
	Bauxite	Alumina refining	Primary aluminum products	Flat rolled products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	19.2	73.9	117.6	41.8	(21.8)	0.1	230.8
Depreciation and amortization	(7.6)	(15.7)	(34.8)	(14.1)	(0.9)	—	(73.1)
Last in, first out and lower of cost or market inventory adjustments	—	—	(10.4)	(7.6)	—	0.7	(17.3)
Gain (loss) on disposal of assets	0.7	—	(1.6)	(0.9)	—	—	(1.8)
Non-cash pension, accretion and stock compensation	(0.4)	(0.4)	(2.2)	(1.8)	(4.8)	—	(9.6)
Restructuring, relocation and severance	—	(0.2)	(0.8)	(0.2)	(0.6)	—	(1.8)
Consulting and sponsor fees	—	—	—	—	(1.8)	—	(1.8)
Cash settlements on hedging transactions	—	—	(0.1)	(2.4)	—	—	(2.5)
Other, net	0.1	(0.3)	(0.1)	—	(3.7)	(1.7)	(5.7)
Operating income (loss)	12.0	57.3	67.6	14.8	(33.6)	(0.9)	117.2
Interest expense, net							16.4
Gain on hedging activities, net							(65.6)
Total other income							(49.2)
Income before income taxes							166.4

NORANDA ALUMINUM HOLDING CORPORATION
ADJUSTED EBITDA
(in millions)
(unaudited)

Management uses “Adjusted EBITDA” as a liquidity measure in respect of the fixed-charge coverage ratio and the net senior secured leverage ratio, as defined in the Company’s debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense and depreciation and amortization, adjusted to eliminate certain non-cash expenses, restructuring charges, related party management fees, charges resulting from purchase accounting and other specified items of income or expense as outlined below (in millions):

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended
					December 31,	September 30,
	2010	2011	2010	2011	2010	2011
	$	$	$	$	$	$
Adjusted EBITDA	33.0	54.0	161.2	212.2	226.1	277.1
Last in, first out and lower of cost or market inventory adjustments (a)	11.0	1.9	0.3	(17.3)	(4.1)	(21.7)
Loss on disposal of assets	(1.5)	(0.3)	(3.4)	(1.8)	(4.0)	(2.4)
Non-cash pension, accretion and stock compensation	(2.0)	(2.6)	(11.4)	(9.6)	(14.9)	(13.1)
Restructuring, relocation and severance	(0.7)	(1.2)	(9.0)	(1.8)	(11.9)	(4.7)
Consulting and sponsor fees	(0.2)	(1.4)	(18.9)	(1.8)	(18.9)	(1.8)
Interest rate swaps	—	—	(5.6)	(2.3)	(11.0)	(7.7)
Gain (loss) on debt repurchase	3.5	—	0.9	—	(0.1)	(1.0)
Charges and fees related to hedge terminations	—	—	(9.0)	—	(9.0)	—
Non-cash derivative gains and losses (b)	27.1	25.9	40.9	83.9	73.2	116.2
Other, net	—	(8.6)	3.5	(5.6)	6.3	(2.8)
Depreciation and amortization	(24.9)	(25.0)	(76.1)	(73.1)	(98.7)	(95.7)
Interest expense, net	(7.2)	(5.2)	(25.0)	(16.4)	(31.1)	(22.5)
Income tax expense	(12.9)	(6.7)	(16.4)	(49.9)	(35.0)	(68.5)
Net income	25.2	30.8	32.0	116.5	66.9	151.4

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended December 31,
	2010	2011	2010	2011	2010
	$	$	$	$	$
Adjusted EBITDA	33.0	54.0	161.2	212.2	226.1
Settlements from hedge terminations, net	—	—	164.6	—	164.6
Stock compensation expense	0.2	0.9	4.2	4.4	5.9
Changes in other assets	(1.0)	1.2	(8.7)	(5.7)	(10.0)
Changes in pension, other post-retirement liabilities and other long-term liabilities	8.4	(11.6)	12.7	(13.9)	(0.6)
Changes in current operating assets and liabilities	6.5	21.1	(19.0)	(8.1)	(36.7)
Changes in current income taxes	(2.9)	(14.4)	(9.0)	(52.9)	(20.2)
Changes in accrued interest	(6.1)	(4.5)	(10.7)	(5.4)	(7.4)
Non-cash pension, accretion and stock compensation	(2.0)	(2.6)	(11.4)	(9.6)	(14.9)
Restructuring, relocation and severance	(0.7)	(1.2)	(9.0)	(1.8)	(11.9)
Consulting and sponsor fees	(0.2)	(1.4)	(18.9)	(1.8)	(18.9)
Interest rate swaps	—	—	(5.6)	(2.3)	(11.0)
Other, net	(4.3)	(7.8)	(0.5)	(4.8)	5.9
Cash flow from operating activities	30.9	33.7	249.9	110.3	270.9

(a) The Company’s New Madrid smelter and the Company’s rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduce inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b) The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to the Company’s derivatives are included in Adjusted EBITDA and are shown in the table below:

	Three months ended September 30,		Nine months ended September 30,		Twelve months ended
					December 31,	September 30,
	2010	2011	2010	2011	2010	2011
	$	$	$	$	$	$
Fixed priced aluminum swaps	—	—	(24.2)	—	(24.2)	(24.2)
Variable price aluminum swaps and other	(0.5)	0.3	(0.8)	(2.5)	(2.5)	(9.0)
Natural gas swaps	5.9	6.2	16.3	18.6	23.3	60.7
Interest rate swaps	—	—	5.6	2.3	11.0	15.6
Total	5.4	6.5	(3.1)	18.4	7.6	43.1

The previous table presents fixed price aluminum swap cash settlement amounts net of early termination discounts totaling $9.0 million in the twelve months ended December 31, 2010. The Company settled all fixed price aluminum swaps in connection with its IPO.

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)

Unit net cash cost for primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided unit net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Unit net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Unit net cash costs is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Unit net cash costs per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of integrated net cash cost of primary aluminum:

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Total primary aluminum cash cost (in millions)(a)	$108.6	$119.7	$292.5	$314.7
Total primary aluminum shipments (pounds in millions)	140.7	148.6	408.0	435.6
Integrated net cash cost for primary aluminum products (per pound shipped)	$0.77	$0.81	$0.72	$0.72
(a) Total primary aluminum cash cost is calculated below (in millions):
Total primary aluminum product sales	$149.1	$187.7	$444.2	$561.1
Less: fabrication premiums and other revenue	(10.3)	(11.9)	(28.2)	(35.6)
Realized Midwest transaction price revenue	138.8	175.8	416.0	525.5
Primary aluminum products segment profit	12.5	21.8	70.1	117.6
Alumina refining segment profit	10.1	23.4	35.9	73.9
Bauxite segment profit	7.7	6.8	20.0	19.2
Profit eliminations	(0.1)	4.1	(2.5)	0.1
Total	30.2	56.1	123.5	210.8
Total primary aluminum cash cost	$108.6	$119.7	$292.5	$314.7

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)

“Net income, excluding special items” means net income adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted earnings per share, excluding special items” refers to net income excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income, excluding special items and diluted earnings per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.

Net income, excluding special items may not be comparable to similarly titled measures used by other companies. Net income, excluding special items should not be considered in isolation from or as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Net income, excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.

	Three months ended September 30,		Nine months ended September 30,
	2010	2011	2010	2011
Net income	$25.2	$30.8	$32.0	$116.5
After-tax impact of special items	16.4	16.3	10.3	47.0
Net income, excluding special items	$8.8	$14.5	$21.7	$69.5
Weighted-average common shares outstanding, diluted	56.30	68.49	50.31	68.32
Diluted earnings per share, excluding special items	$0.16	$0.21	$0.43	$1.02

Forward‐looking Statements

The presentation and comments made by Noranda’s management on the quarterly conference call contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.

Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.

For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K.

Non-GAAP Financial Measures

This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company controlled by affiliates of its private equity sponsor.

Conference Call Information

Noranda will be hosting a conference call at 10:00 a.m. Eastern Time today to discuss the quarterly results. The call will be broadcast over the Internet on the Company's homepage at www.NorandaAluminum.com and can be accessed under the link "Investor Relations." The webcast will be archived shortly after the conference call concludes. To participate in the question-and-answer session of the conference call, dial the appropriate number below at least 10 minutes prior to the scheduled start of the call.

U.S. participants: (800) 435-1261
International participants: (617) 614-4076
Participant Passcode: 63316730

CONTACT:
Noranda Aluminum Holding Corporation
Robert Mahoney, 615-771-5752
Chief Financial Officer
robert.mahoney@noralinc.com